                                                                  Exhibit 99.381


FROM:            Fortney, Elizabeth
SENT:            Saturday, September 04, 1999 5:42 PM
TO:              Young, Carl; McManus, Terry
CC:              Chiu, Anita
SUBJECT:         RE: Cost Model for Function Point Counting Project

IMPORTANCE:      High
Carl,
I received the revised model.

I have only one question - we're not billing Project Manager at $290?
Liz

LIZ FORTNEY
PEROTSYSTEMS CORPORATION
VOICE: (626) 537-3006
CELL: (626) 705-4135
FAX: (603) 849-7989
Pager: (800) PAGEMCI pin #1938735
ELIZABETH.FORTNEY@PS.NET

     -----Original Message-----
     FROM:        Young, Carl
     SENT:        Saturday, September 04, 1999 5:28 PM
     TO:          Fortney, Elizabeth; McManus, Terry
     CC:          Chiu, Anita
     SUBJECT:     RE: Cost Model for Function Point Counting Project
     IMPORTANCE:  High

     Revised Cost Model attached.

     Carl

   ((File: Deal Review Cost Model SCE Function Point Counting Version #1.xls))

         -----Original Message-----
         FROM:    Fortney, Elizabeth
         SENT:    Saturday, September 04, 1999 4:12 PM
         TO:      Young, Carl; Terry McManus
         SUBJECT: RE: Cost Model for Function Point Counting Project
         IMPORTANCE:       High

         Bill is at 95$ for contractors - cost for 3 function point counters is at programmer level (HPS) not as high as Subhendra whatever we pay for more junior contractors. The documentation specialists and HPS (counters) should be low all rates or names we gave you are before discount and not cost.

         Does this help? I'm at the office, if you want to call me or I'll call you, whichever you prefer.
         Liz


         LIZ FORTNEY
         PEROTSYSTEMS CORPORATION
         VOICE: (626) 537-3006
         CELL: (626) 705-4135
         FAX: (603) 849-7989

         Pager: (800) PAGEMCI pin #1938735
         ELIZABETH.FORTNEY@PS.NET

              -----Original Message-----
              FROM:            Young, Carl
              SENT:            Saturday, September 04, 1999 4:06 PM
              TO: McManus, Terry; Fortney, Elizabeth
              CC: Chiu, Anita
              SUBJECT:         Cost Model for Function Point Counting Project
              IMPORTANCE:      High

              Attached:

              Made a few assumptions based on the information provided. May need corrections.

              Projects comes out at just over $1M.
              Used what I thought would be the billing rates less 10%
              Assumed based on input, there would be 5 Contractors. Did not know if $95 was to be the billing rate or the cost per hour. I used $95 as cost per hour and $117 as Billing rate. Assumed there would be 3 Associates AKA Hitt based on the input. Included amount for Commissions
              Also included amount for contract contingency $25K
              Contribution is at 34%
              We need 37% to offset contribution and Overhead. Correction may be needed for mix of contractors especially the cost.

              The first part of the Cost Model needs to be completed. Needs also to be sent to the other folks on the Deal Review.

              Carl

   ((File: Deal Review Cost Model SCE Function Point Counting Version #1.xls))